Exhibit 99.1
Forge Global Holdings, Inc. Reports Second Quarter Fiscal Year 2024 Results
•Total Revenue Less Transaction Based Expenses increased to $22.0 million in 2Q24, up 15% quarter-over-quarter and 32% over the year-ago quarter
•Total Marketplace Revenues, Less Transaction Based Expenses increased to $11.4 million in 2Q24, up 35% quarter-over-quarter and 103% over the year-ago quarter
•Trading Volume increased to $426.3 million in 2Q24, up 62% quarter-over-quarter and 178% over the year-ago quarter
•Net Take Rate was 2.7% in 2Q24
•Planned Expense Reductions are expected to improve margins and savings, on an annualized basis, of an estimated $11.3 million
SAN FRANCISCO – August 7, 2024 – Forge Global Holdings, Inc. (“Forge,” or the “Company”) (NYSE: FRGE), a leading private securities marketplace, today announced its financial results for the quarter ended June 30, 2024.

“In Q2, we recorded our fifth consecutive quarter of revenue growth – with a 15% increase over Q1, attributable to increased trading activity as the market reawakens,” said Kelly Rodriques, CEO of Forge. “Throughout the downturn, we continued to invest in our Next Generation Platform technology while delivering additional products and capabilities to market to prepare Forge for this moment. Because of the targeted investments we’ve made, we’re in a position now to advance planned cost savings and deliver them to our bottom line. And to that end, we announced today a decisive action to reduce our expenses and to accelerate our timeline to profitability.”

Financial Highlights for the Second Quarter 2024
Revenue: Total revenue less transaction-based expenses was $22.0 million compared to $19.2 million in the quarter ended March 31, 2024.

Operating Loss: Total operating loss was $17.7 million compared to total operating loss of $25.0 million in the quarter ended March 31, 2024.

Net Loss: Net loss was $14.0 million compared to net loss of $19.0 million in the quarter ended March 31, 2024.

Adjusted EBITDA: Total adjusted EBITDA was a loss of $7.9 million compared to total adjusted EBITDA loss of $13.5 million in the quarter ended March 31, 2024. Adjusted EBITDA in the quarter ended March 31, 2024 included non-recurring charges of $2.8 million in connection with legacy legal matters.

Cash Flow from Operating Activities: Net cash used in operating activities was $14.4 million compared to $12.4 million in the quarter ended March 31, 2024.

Cash Flow from Investing Activities: Net cash provided from investing activities was $6.3 million compared to net cash used in investing activities of $0.4 million for the quarter ended March 31, 2024.

Cash Flow from Financing Activities: Net cash used in financing activities was $0.9 million compared to $2.1 million in the quarter ended March 31, 2024.

Ending Cash Balance: Cash and cash equivalents as of June 30, 2024 was $120.5 million.

Share Count: Basic weighted-average number of shares used to compute net loss per share attributable to common stockholders for the quarter ended June 30, 2024, was 183 million shares and fully diluted outstanding share count as of June 30, 2024 was 201 million shares.

We estimate for the quarter ended September 30, 2024 that Forge will have 184 million weighted average basic shares outstanding, which will be used to calculate earnings per share in a loss position.

Fully diluted outstanding share count includes all common shares outstanding plus shares that would be issued in respect to outstanding options and warrants, net of shares to be withheld in respect to exercise price of the respective instruments. Instruments that are out of the money are excluded from the fully diluted outstanding share count.

KPIs for the Second Quarter 2024
•Trading Volume increased from $262.5 million to $426.3 million, up 62% quarter-over-quarter.
•Net Take Rate was 2.7%, down from 3.2% prior quarter.

•Total Marketplace revenues, less transaction-based expenses, increased from $8.5 million to $11.4 million, up 35% quarter-over-quarter.

•Total Custodial Administration Fee revenues decreased from $10.7 million to $10.6 million, down 1% quarter-over-quarter.

•Total Custodial Accounts increased from 2.15 million to 2.21 million, up 3% quarter-over-quarter.

•Total Assets Under Custody increased from $16.5 billion to $16.6 billion, up 1% quarter-over-quarter.

Additional Business Metrics for the Second Quarter 2024

•Forge Trust Custodial Cash: Forge Trust Custodial Cash totaled $495 million, up 3% quarter-over-quarter from $481 million.

•Total Number of Companies with Indications of Interest (IOIs): The total number of companies with IOIs were 551, up 1% quarter-over-quarter.
•Headcount: Forge finished out the quarter ended June 30, 2024 with a total headcount of 338. Additionally, Forge announced planned expense reductions today which include a reduction in headcount costs by roughly 11%, as well as additional expense reductions. This action is expected to improve margins and produce savings of an estimated $11.3 million on an annualized basis.
Please refer to the section titled “Use of Non-GAAP Financial Information” and the tables within this press release which contain explanations and reconciliations of the Company’s non-GAAP financial measures.
Business Highlights

•Forge Global’s Private Market Index Now Tracked by Accuidity Strategy, Offering Diversified Exposure to Late-Stage Companies: The Forge Accuidity Private Market Index – which tracks the performance of late-stage, venture-backed companies - has been adopted by Accuidity within their Megacorn strategy (“Accuidity”). Accuidity is a Boston-based institutional asset manager that is seeking to replicate this newly created Forge index. The Forge Accuidity Private Market Index tracks the performance of 60 venture-backed, late-stage, private growth companies including SpaceX,

Anduril, Scale AI, Epic Games, Chime and others. All names are ranked according to a modified capitalization weighting methodology with an annual rebalance frequency.

•Forge Launches in Europe Amidst Growing Demand for Access to Private Company Liquidity: Connecting directly to the global interest book and leveraging Forge’s infrastructure, data services and technology solutions, Forge Europe provides sellers with access to an extensive pool of liquidity and buyers with the opportunity to buy shares in some of the world’s most exciting growth companies. With operational hubs in Berlin, Germany, integrated within the Deutsche Börse network, as well as in London, UK, Forge Europe has now closed its first trades in cooperation with local partners and is planning to further expand across Europe into Austria, Switzerland and France.
Webcast/Conference Call Details

Forge will host a webcast conference call today, August 7th, 2024, at 4:30 p.m. Eastern Time / 1:30 p.m Pacific Time to discuss these financial results and business highlights. The listen-only webcast is available at https://ir.forgeglobal.com. Investors and participants can access the conference call over the phone by dialing 1 (800) 715-9871 from the United States, or +1 (646) 307-1963 internationally. The conference ID is 6194475.

Following the conference call, an on-demand replay of the webcast will be made available on the Investor Relations page of the Company’s website at https://ir.forgeglobal.com.
Use of Non-GAAP Financial Information
In addition to our financial results determined in accordance with generally accepted accounting principles in the United States of America ("GAAP"), we present Adjusted EBITDA, a non-GAAP financial measure. We use Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA, when taken together with the corresponding GAAP financial measure, provides meaningful supplemental information regarding our performance by excluding specific financial items that have less bearing on our core operating performance. We consider Adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. A reconciliation is provided below for Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review Adjusted EBITDA and the reconciliation of Adjusted EBITDA to net loss, and not to rely on any single financial measure to evaluate our business.
We define Adjusted EBITDA as net loss attributable to Forge Global Holdings, Inc., adjusted to exclude: (i) net loss attributable to noncontrolling interest, (ii) provision for income taxes, (iii) interest (income) expense, net, (iv) depreciation and amortization, (v) share-based compensation expense, (vi) change in fair value of warrant liabilities, and (vii) other significant gains, losses, and expenses such as impairments or acquisition-related transaction costs that we believe are not indicative of our ongoing results.
Forward-Looking Statements
This press release contains “forward-looking statements,” which generally are accompanied by words such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “target,” “goal,” “expect,” “should,” “would,” “plan,” “predict,” “project,” “forecast,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict, indicate or relate to future events or trends or Forge’s future financial or operating performance, or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Forge’s beliefs regarding its financial position and operating performance, as well as future opportunities for Forge to expand its business. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, while considered reasonable by Forge and its management, are subject to risks and uncertainties that may cause actual results to differ materially from current expectations. You should carefully consider the risks and uncertainties described in Forge’s documents filed, or to be filed, with the SEC, including in its Quarterly Report on Form 10-Q that will be filed on or around the date of this press release. There may be additional risks that Forge presently does not know of or that it currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect Forge’s expectations, plans or forecasts of future events and views as of the date of this press release. Forge anticipates that subsequent events and developments will cause its assessments to change. However, while Forge may elect to update these forward-looking statements at some point in the future, Forge specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Forge’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
About Forge
Forge is a leading provider of marketplace infrastructure, data services and technology solutions for private market participants. Forge Securities LLC is a registered broker-dealer and a Member of FINRA that operates an alternative trading system.
Contacts
Investor Relations Contact:
Dominic Paschel
ir@forgeglobal.com
Media Contact:
Lindsay Riddell
press@forgeglobal.com

FORGE GLOBAL HOLDINGS, INC.
Consolidated Balance Sheets
(In thousands of U.S. dollars, except share and per share data)

	June 30, 2024 (Unaudited)	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$120,475	$144,722
Restricted cash	1,089	1,062
Accounts receivable, net	4,524	4,067
Prepaid expenses and other current assets	10,930	13,253
Total current assets	137,018	163,104
Internal-use software, property and equipment, net	3,993	5,192
Goodwill and other intangible assets, net	127,961	129,919
Operating lease right-of-use assets	7,324	4,308
Payment-dependent notes receivable, noncurrent	6,758	5,593
Other assets, noncurrent	2,606	2,615
Total assets	$285,660	$310,731
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,656	$1,831
Accrued compensation and benefits	9,079	11,004
Accrued expenses and other current liabilities	6,818	8,861
Operating lease liabilities, current	3,357	2,516
Total current liabilities	20,910	24,212
Operating lease liabilities, noncurrent	5,326	2,707
Payment-dependent notes payable, noncurrent	6,758	5,593
Warrant liabilities	2,889	9,616
Other liabilities, noncurrent	303	185
Total liabilities	36,186	42,313
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; 182,670,074 and 176,899,814 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	19	18
Treasury stock, at cost; 157,193 shares as of June 30, 2024 and December 31, 2023, respectively	(625)	(625)
Additional paid-in capital	558,266	543,846
Accumulated other comprehensive income	721	911
Accumulated deficit	(312,986)	(280,638)
Total Forge Global Holdings, Inc. stockholders’ equity	245,395	263,512
Noncontrolling interest	4,079	4,906
Total stockholders’ equity	249,474	268,418
Total liabilities and stockholders’ equity	$285,660	$310,731

FORGE GLOBAL HOLDINGS, INC.
Unaudited Condensed Consolidated Statements of Operations
(In thousands of U.S. dollars, except share and per share data)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenues:
Marketplace revenues	$11,679	$8,520	$5,723	$20,199	$10,355
Custodial administration fees	10,603	10,722	10,997	21,325	21,844
Total revenues	22,282	19,242	16,720	41,524	32,199
Transaction-based expenses:
Transaction-based expenses	(256)	(29)	(83)	(285)	(102)
Total revenues, less transaction-based expenses	22,026	19,213	16,637	41,239	32,097
Operating expenses:
Compensation and benefits	28,784	29,843	25,154	58,627	50,916
Technology and communications	2,649	3,060	3,475	5,709	6,865
Professional services	1,605	2,217	3,265	3,822	6,001
Advertising and market development	1,243	1,090	876	2,333	1,553
Rent and occupancy	1,107	1,135	1,148	2,242	2,474
General and administrative	2,508	5,062	3,525	7,570	6,273
Depreciation and amortization	1,781	1,816	1,747	3,597	3,536
Total operating expenses	39,677	44,223	39,190	83,900	77,618
Operating loss	(17,651)	(25,010)	(22,553)	(42,661)	(45,521)
Interest and other income (expense):
Interest income	1,495	1,709	1,319	3,204	2,828
Change in fair value of warrant liabilities	2,280	4,447	(3,790)	6,727	(3,622)
Other income, net	94	76	217	170	432
Total interest and other income (expense)	3,869	6,232	(2,254)	10,101	(362)
Loss before provision for income taxes	(13,782)	(18,778)	(24,807)	(32,560)	(45,883)
Provision for income taxes	258	216	293	474	478
Net loss	(14,040)	(18,994)	(25,100)	(33,034)	(46,361)
Net loss attributable to noncontrolling interest	(316)	(370)	(211)	(686)	(284)
Net loss attributable to Forge Global Holdings, Inc.	$(13,724)	$(18,624)	$(24,889)	$(32,348)	$(46,077)
Net loss per share attributable to Forge Global Holdings, Inc. common stockholders:
Basic	$(0.08)	$(0.10)	$(0.14)	$(0.18)	$(0.27)
Diluted	$(0.08)	$(0.10)	$(0.14)	$(0.18)	$(0.27)
Weighted-average shares used in computing net loss per share attributable to Forge Global Holdings, Inc. common stockholders:
Basic	182,681,065	179,910,522	173,289,549	181,680,268	172,565,508
Diluted	182,681,065	179,910,522	173,289,549	181,680,268	172,565,508

FORGE GLOBAL HOLDINGS, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands of U.S. dollars)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Cash flows from operating activities:
Net loss	$(14,040)	$(18,994)	$(25,100)	$(33,034)	$(46,361)
Adjustments to reconcile net loss to net cash used in operations:
Share-based compensation	7,859	9,467	8,809	17,326	16,210
Depreciation and amortization	1,781	1,816	1,747	3,597	3,536
Amortization of right-of-use assets	662	643	734	1,305	1,579
Loss on impairment of long lived assets	—	—	—	—	536
Impairment of right-of-use assets	—	186	—	186	—
Allowance for doubtful accounts	107	109	49	216	171
Change in fair value of warrant liabilities	(2,280)	(4,447)	3,790	(6,727)	3,622
Changes in operating assets and liabilities:
Accounts receivable	923	(1,596)	(1,448)	(673)	(1,313)
Prepaid expenses and other assets	(5,353)	1,125	(2,227)	(4,228)	219
Accounts payable	(1,004)	1,066	148	62	(1,229)
Accrued expenses and other liabilities	(4,636)	2,782	1,691	(1,854)	1,288
Accrued compensation and benefits	2,041	(3,967)	(783)	(1,926)	(7,514)
Operating lease liabilities	(491)	(555)	(1,032)	(1,046)	(2,081)
Other	—	(10)	—	(10)	—
Net cash used in operating activities	(14,431)	(12,375)	(13,622)	(26,806)	(31,337)
Cash flows from investing activities:
Purchases of term deposits	—	—	(2,665)	—	(2,665)
Receipts of term deposit maturities	6,559	—	—	6,559	—
Purchases of property and equipment	(267)	(400)	(28)	(667)	(99)
Net cash provided by (used in) investing activities	6,292	(400)	(2,693)	5,892	(2,764)
Cash flows from financing activities:
Proceeds from exercise of options	235	226	269	461	330
Taxes withheld and paid related to net share settlement of equity awards	(1,135)	(2,302)	—	(3,437)	(557)
Net cash used in financing activities	(900)	(2,076)	269	(2,976)	(227)
Effect of changes in currency exchange rates on cash and cash equivalents	(78)	(253)	(53)	(331)	175
Net decrease in cash and cash equivalents	(9,117)	(15,104)	(16,099)	(24,221)	(34,153)
Cash, cash equivalents and restricted cash, beginning of the period	130,681	145,785	176,911	145,785	194,965
Cash, cash equivalents and restricted cash, end of the period	$121,564	$130,681	$160,812	$121,564	$160,812

Reconciliation of cash, cash equivalents and restricted cash to the amounts reported within the consolidated balance sheets
Cash and cash equivalents	$120,475	$129,606	$159,526	$120,475	$159,526
Restricted cash	1,089	1,075	1,286	1,089	1,286
Total cash, cash equivalents and restricted cash, end of the period	$121,564	$130,681	$160,812	$121,564	$160,812

FORGE GLOBAL HOLDINGS, INC.
Reconciliation of GAAP to Non-GAAP Results
(In thousands of U.S. dollars)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2023	June 30, 2023	June 30, 2024	June 30, 2023
Net loss attributable to Forge Global Holdings, Inc.	$(13,724)	$(18,624)	$(24,889)	$(32,348)	$(46,077)
Add:
Net loss attributable to noncontrolling interest	(316)	(370)	(211)	(686)	(284)
Provision for income taxes	258	216	293	474	478
Interest (income) expense, net	(1,495)	(1,709)	(1,319)	(3,204)	(2,828)
Depreciation and amortization	1,781	1,816	1,747	3,597	3,536
Share-based compensation expense	7,859	9,467	8,809	17,326	16,210
Change in fair value of warrant liabilities	(2,280)	(4,447)	3,790	(6,727)	3,622
Impairment of right-of-use assets	—	186	—	186	—
Loss on impairment of long lived assets	—	—	—	—	536
Adjusted EBITDA	$(7,917)	$(13,465)	$(11,780)	$(21,382)	$(24,807)

FORGE GLOBAL HOLDINGS, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
KEY OPERATING METRICS
(In thousands of U.S. dollars)
Key Business Metrics
We monitor the following key business metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. The tables below reflect period-over-period changes in our key business metrics, along with the percentage change between such periods. We believe the following business metrics are useful in evaluating our business:

	Three Months Ended			Six Months Ended
Dollars in thousands	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
TRADING SOLUTIONS
Trades	831	605	448	1,436	754
Volume	$426,318	262,538	153,182	688,856	281,345
Net Take Rate	2.7%	3.2%	3.7%	2.9%	3.6%
Marketplace revenues, less transaction-based expenses	$11,423	8,491	5,640	19,914	10,253
•Trades are defined as the total number of orders executed by us and entities we have acquired on behalf of private investors and stockholders. Increasing the number of orders is critical to increasing our revenue and, in turn, to achieving profitability.
•Volume is defined as the total sales value for all securities traded through our Forge Markets platform which is the aggregate value of the issuer company’s equity attributed to both the buyer and seller in a trade and as such a $100 trade of equity between buyer and seller would be captured as $200 volume for us. Although we typically capture a commission on each side of a trade, we may not in certain cases due to factors such as the use of a third-party broker by one of the parties or supply factors that would not allow us to attract sellers of shares of certain issuers. Volume is influenced by, among other things, the pricing and quality of our services as well as market conditions that affect private company valuations, such as increases in valuations of comparable companies at IPO.
•Net Take Rates are defined as our marketplace revenues, less transaction-based expenses, divided by Volume. These represent the percentage of fees earned by our marketplace on any transactions executed from the commission we charged on such transactions (less transaction-based expenses), which is a determining factor in our revenue. The Net Take Rate can vary based upon the service or product offering and is also affected by the average order size and transaction frequency.

	As of
Dollars in thousands	June 30, 2024	March 31, 2024	June 30, 2023
CUSTODY SOLUTIONS
Total Custodial Accounts	2,211,108	2,152,777	1,970,617
Assets Under Custody	$16,600,408	$16,454,323	$15,299,816
•Total Custodial Accounts are defined as our customers’ custodial accounts that are established on our platform and billable. These relate to our Custodial Administration fees revenue stream and are an important measure of our business as the number of Total Custodial Accounts is an indicator of our future revenues from certain account maintenance, transaction and cash administration fees.
•Assets Under Custody is the reported value of all client holdings held under our agreements, including cash submitted to us by the responsible party. These assets can be held at various financial institutions, issuers and in our vault. As the custodian of the accounts, we collect all interest and dividends, handle all fees and transactions, and any other considerations for the assets concerned. Our fees are earned from the overall maintenance activities of all assets and are not charged on the basis of the dollar value of Assets Under Custody, but we believe that Assets Under Custody is a useful metric for assessing the relative size and scope of our business.